UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017 (September 15, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262
(Address of principal executive offices) (Zip Code)
704-909-2806
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the anticipated impact of certain events on the Company’s financial statements. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01

Entry Into a Material Definitive Agreement

On September 15, 2017, Blue Sphere Corporation (the “Company”), through its wholly-owned subsidiary, Blue Sphere Brabant B.V. (“Blue Sphere Brabant”) entered into an Agreement for the Purchase and Supply of Green Gas 2019 (the “Gas Off-Take Agreement”) with GasTerra B.V., a limited liability company incorporated under the laws of the Netherlands (“GasTerra”). Blue Sphere Brabant is presently constructing waste-to-energy anaerobic digester facility in Sterksel, Netherlands (the “BSB Facility”). Pursuant to the Gas Off-Take Agreement, Blue Sphere Brabant agreed to supply, and GasTerra agreed to purchase, biogas that has been reprocessed into natural gas (“Green Gas”) from the BSB Facility for a period of twelve (12) years, from January 1, 2019 through January 1, 2031, with the possibility to renew upon mutual agreement thereafter.

Under the Gas Off-Take Agreement, Blue Sphere Brabant will supply a maximum of 3,500 cubic meters of Green Gas per hour. The price of Green Gas sold will be calculated using a formula based on an average of daily settlement prices on trading days as published by ICE-Endex (in €/MWh). GasTerra will be responsible for programme responsibility for the connection and registration of production sites to the transmission grid, and will be compensated for such in the amount of 0.01 per cubic meter (ct/m³(n; 35,17)), which will be deducted from the purchase price of the Green Gas. Blue Sphere Brabant will charge GasTerra for taxes, levies and surcharges applicable to the Green Gas.

The Company anticipates the value of the Gas Off-Take Agreement during the initial twelve (12) year term to be approximately €55 million (approximately USD $65,744,250).

The foregoing description of the Gas Off-Take Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gas Off-Take Agreement, as filed as Exhibit 10.1 (translated into English from Dutch) hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement for the Purchase and Supply of Green Gas 2019, dated September 15, 2017, between Blue Sphere Brabant B.V. and GasTerra B.V. (English - Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: September 19, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer